EXHIBIT NO. 99.(m) 2

MFS/SUN LIFE SERIES TRUST

SERVICE CLASS

DISTRIBUTION PLAN PURSUANT TO RULE 12B-1

OF THE 1940 ACT

Effective July 13, 2001

Exhibit A: Funds and Share Classes Covered by Rule

12b-1 Plan, as of:

April 30, 2002

(Redesignation of Global Health Sciences Series to Strategic Value Series and

Redesignation of International New Discovery Series to Mid Cap Value Series)

October 16, 2002

(Redesignation of International Investors Trust Series to International Value Series)

September 9, 2003

(Termination of Global Asset Allocation Series and Global Telecommunications Series)

April 30, 2004

(Redesignation of Research Growth and Income Series to Core Equity Series)

April 29, 2005

(Termination of Managed Sectors Series)

June 22, 2007

(Termination of Strategic Growth Series and Capital Opportunities Series, and

Redesignation of Mass. Investors Trust Series to Blended Research Core Equity Series)

September 27, 2007

(Establishment of Blended Research Growth Series and Blended Research Value Series)

As of September 27, 2007

SCHEDULE A

Blended Research Core Equity Series

Blended Research Growth Series

Blended Research Value Series

Bond Series

Capital Appreciation Series

Core Equity Series

Emerging Growth Series

Emerging Markets Equity Series

Global Governments Series

Global Growth Series

Global Total Return Series

Government Securities Series

High Yield Series

International Growth Series

International Value Series

Massachusetts Investors Growth Series

Mid Cap Growth Series

Mid Cap Value Series

Money Market Series

New Discovery Series

Research Series

Research International Series

Strategic Income Series

Strategic Value Series

Technology Series

Total Return Series

Utilities Series

Value Series